Exhibit 10.130

STOCK OPTION GRANT AGREEMENT

NAVIG8 CRUDE TANKERS INC

THIS STOCK OPTION GRANT AGREEMENT (this “Agreement”) dated as of 8th July 2014 (the “Grant Date”) sets forth the agreement of Navig8 Crude Tankers Inc (the “Company”) to grant stock options to L. Spencer Wells (the “Grantee”), a prospective member of the Company’s Board of Directors (the “Board”), to purchase shares of the Company’s common stock, par value $0.01 (the “Common Stock”), on the terms and subject to the conditions hereinafter provided.

The stock options to be granted pursuant hereto shall not be “incentive stock options” for purposes of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

1.                                      Grant of Option. The Company hereby grants to the Grantee the right and option to purchase a total of 15,000 shares of Common Stock (the “Stock Options”).

2.                                      Exercise Price. The per share exercise price of the Stock Options is $13.50(the “Exercise Price”). The Exercise Price may be adjusted as provided in Section 6 below.

3.                                      Method of Exercise. Subject to the terms and conditions of this Agreement, the exercisable portion of the Stock Options may be exercised upon (a) notice to the Company on such form, as in such manner, as provided by the Board, setting forth the number of shares of Common Stock for which the Stock Options are being exercised, and signed by the Grantee, and (b) delivery of the Exercise Price with respect to the exercised portion of the Stock Options in accordance with the terms of this Agreement. The Stock Options may be exercised for whole shares only.

The Exercise Price with respect to the exercised Stock Options shall be paid in full at the time the Stock Options are exercised. The full Exercise Price shall be paid by certified or official bank check or, in the sole discretion of the Board, in such other form as may be consented to by the Board and permissible under applicable law (including by the withholding of shares of Common Stock for which the Stock Options are exercised). A valid exercise requires that the Grantee deliver the form of exercise notice and full payment for the Exercise Price of the Stock Options to be exercised to the Company.

4.                                      Exercisability. Subject to and conditioned upon the Grantee’s continued service as a member of the Board from the Grant Date through the third anniversary of the Grant Date, and subject to the provisions of Section 5 of this Agreement, the Stock Options shall become exercisable on the third anniversary of the Grant Date (the “Vesting Date”).

Subject to earlier termination and forfeiture as provided in Section 5 of this Agreement, the Stock Option shall not be exercisable after, and shall expire on, the date falling three (3) months after the Vesting Date (the “Scheduled Termination Date”).

The Stock Options awarded hereunder shall not be transferable, and shall be exercisable during the Grantee’s lifetime only by the Grantee.

During the term of the Stock Options, any exercisable portion of the Stock Options not previously theretofore exercised may be exercised in part or in whole, subject to the early termination of the Stock Options as provided in Section 5 of this Agreement. The Board, in its sole discretion, may accelerate the exercisability of all or any portion of the Stock Options at such times and under such circumstances as the Board deems appropriate.

5.                                      Cessation of Board Service; Treatment Upon IPO or Company Sale. The Stock Options granted under this Agreement shall terminate and be of no further force or effect from and after the date the Grantee ceases to be a member of the Board, save in the case of the Grantee’s continuous service as a member of the Board from the Grant Date through the IPO Date (if earlier than the Vesting Date) where the Grantee is required to terminate his service as a member of the Board at the time of the IPO, in which case the Stock Options will remain outstanding following his ceasing to serve as a member of the Board and shall become exercisable by the Grantee (a) on the Vesting Date and remain exercisable thereafter through the Scheduled Termination Date or (b) if earlier, on the date following the IPO Date on which there is no longer any Company shareholder who is subject to any lock-up period or other transfer restriction period imposed in connection with the IPO, in which case the Stock Options shall remain exercisable for a period of 90 days thereafter.

In the event the Grantee continues to serve as a member of the Board following an IPO, the Stock Options shall become exercisable prior to the Vesting Date in the event the Grantee is thereafter removed from the Board involuntarily without cause prior to the Vesting Date, in which event the Stock Options shall become exercisable on the date of such removal from the Board and remain exercisable for a period of 90 days thereafter; it being understood, for the avoidance of doubt, that the Grantee’s ceasing to serve on the Board following an IPO for any other reason (including removal for cause or voluntary resignation) shall result in the Stock Options being terminated and of no further force or effect from and after the date of such cessation of Board membership.

If, prior to an IPO, there occurs a coordinated private sale in which Company shareholders collectively sell more than 50% of the Common Stock of the Company to a third-party purchaser in a single transaction (a “Company Sale”), and after the consummation of a Company Sale the Grantee is removed from the Board involuntarily without cause prior to the Vesting Date, then the Stock Options shall become exercisable on the date of such removal from the Board and remain exercisable for a period of 90 days thereafter; it being understood, for the avoidance of doubt, that the Grantee’s ceasing to serve on the Board after the consummation of a Company Sale for any other reason (including removal for cause or voluntary resignation) shall result in the Stock Options being terminated and of no further force or effect from and after the date of such cessation of Board membership.

6.                                      Adjustment Provisions. The Stock Options and the terms of this Agreement may be subject to adjustment in recognition of unusual or nonrecurring events (including any extraordinary dividend or other distribution (whether in the form of cash, Company shares, other securities or other property), stock split, reverse stock split, reorganization, merger, consolidation, split-up, combination, repurchase or exchange of Company shares or other securities of the Company, issuance of warrants or other rights to purchase Company shares or other securities of the Company, dissolution or liquidation of the Company, sale of all or substantially all the Company’s assets, or other similar corporate transaction or event, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law), other than an Equity Restructuring (as defined below), affecting the Company, any Affiliate, the financial statements of the Company or any Affiliate, or shares of Common Stock, whenever the Board determines that such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Options and this Agreement, and then the Board shall, in such manner as it may deem equitable, adjust the Stock Option and the terms of this Agreement, including providing for (a) adjustment to (i) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to the Stock Options and (ii) the Exercise Price and (b) a substitution or assumption of the Stock Options, accelerating the exercisability of the Stock Options, or accelerating the termination of the Stock Options by providing for a period of time for exercise prior to the occurrence of such event, or, if deemed appropriate or desirable, providing for a cash payment to the Grantee in consideration for the cancellation of the outstanding Stock Options (it being understood that, in such event, if the Stock Options’ per share Exercise Price is equal to, or in excess of, the Fair Market Value of a share subject to the Stock Options, then the Stock Options may be cancelled and terminated without any payment or consideration therefor).

In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in this Section 6, the number and type of shares of Common Stock or other property subject to the outstanding Stock Options and the Exercise Price shall be equitably adjusted, and the adjustments provided under this paragraph shall be nondiscretionary and shall be final and binding on the Grantee and the Company in the event of an Equity Restructuring.

7.                                      Taxes/Withholding. All payments or distributions of the Stock Options made hereunder or of shares of Common Stock covered by the Stock Options shall be net of any amounts required to be withheld pursuant to applicable federal, national, state, local or other applicable tax withholding requirements. The Company may require the Grantee to remit to it an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any Stock Options or certificates for such shares of Common Stock. In lieu thereof, the Company shall have the right and is hereby authorized to withhold the amount of such taxes from any other sums due or to become due from such corporation or its Affiliates to the Grantee as the Company shall determine, and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for payment of such taxes. The Company may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit the Grantee to pay all or a portion of the federal, national, state, local or other applicable withholding taxes arising in connection with the Stock Options or shares of Common Stock by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount to be withheld, provided that such withholding shall only be at rates required by applicable statutes or regulations. Fractional share amounts shall be settled in cash.

The Grantee is solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with the Stock Options and this Agreement (including, without limitation, any taxes arising under Sections 409A and 457A of the Code) and the Company shall not have any obligation to indemnify or otherwise hold the Grantee from any or all of such taxes. The Board shall have the discretion, notwithstanding anything to the contrary in this Agreement, to unilaterally modify this Agreement and the Stock Options in a manner that conforms with the requirements of Sections 409A and 457A of the Code (to the extent applicable). The Board shall have the sole discretion to interpret the requirements of the Code, including, without limitation, Sections 409A and 457A, for purposes of this Agreement and the Stock Options.

To the extent applicable, this Agreement and the Stock Options shall be interpreted in accordance with Sections 409A and 457A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, in the event that the Board determines that this Agreement and the Stock Options granted hereunder may be subject to Section 409A or 457A of the Code, the Board may adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt this Agreement and the Stock Options granted hereunder from Sections 409A and 457A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Options, or (b) comply with the requirements of Sections 409A and 457A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under Sections 409A and 457A of the Code.

8.                                      Definitions. The following terms shall have the meanings ascribed below:

A.                                    “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Board.

B.                                    “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price thereof and causes a change in the per share value of the shares underlying outstanding the Stock Options.

C.                                    The “Fair Market Value” of a share of Common Stock on any day shall be the closing price on the primary stock exchange upon which such shares are then listed, or, if no such price is reported for such day, the average of the high bid and low asked price of Common Stock as reported for such day. If no quotation is made for the applicable day, the Fair Market Value of a share of Common Stock on such day shall be determined in the manner set forth in the preceding sentence for the next preceding trading day. Notwithstanding the foregoing, if there is no reported closing price or high bid/low asked price that satisfies the preceding sentences, or if otherwise deemed necessary or appropriate by the Board, the Fair Market Value of a share of Common Stock on any day shall be determined by such methods and procedures as shall be established from time to time by the Board. The “Fair Market Value” of any property other than Common Stock shall be the fair market value of such property determined by such methods and procedures as shall be established from time to time by the Board.

D.                                    “IPO” shall mean the initial public offering of the Company’s Common Stock on an international stock exchange

E.                                    “IPO Date” shall mean the consummation date of an IPO, if any.

9.                                      Tenure. The Grantee’s right to continue to serve the Company or any of its subsidiaries or Affiliates as a director, or otherwise, shall not be enlarged or otherwise affected by the award hereunder.

10.                               Grantee Representations and Restrictions Upon Option Shares. The Grantee hereby agrees with the Company as follows:

A.                                    The Grantee shall acquire shares of Common Stock hereunder for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the U.S. Securities Act of 1933, as amended (the “1933 Act”), and shall not dispose of any such shares in transactions which violate the 1933 Act or the rules and regulations thereunder, or any applicable state or national securities or “blue sky” laws;

B.                                    If any shares of Common Stock that are shares subject to the Stock Options shall be registered under the 1933 Act, no public offering (otherwise than on a national securities exchange, as defined in the U.S. Securities Exchange Act of 1934, as amended) of any shares acquired hereunder shall be made by the Grantee (or any other person) under such circumstances that he or she (or such person) may be deemed an underwriter, as defined in the 1933 Act;

C.                                    Prior to the issuance of any shares pursuant to the exercise of the Stock Options hereunder, at the request of the Board, the Grantee shall represent in writing to the Company (a) that he or she shall comply with such restrictions on the subsequent transfer of such shares as the Company or the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof and (b) the Grantee’s acknowledgment that all share certificates delivered under the Stock Options and this Agreement shall be subject to such stop transfer orders and other restrictions as the Company or the Board may deem advisable under this Agreement or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are listed, and any applicable securities or other laws;

D.                                    The Stock Options are nonassignable and nontransferable. The Grantee understands and agrees that none of the Stock Options nor the Common Shares issued under this Agreement may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of except in compliance with this Agreement and the 1933 Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the 1933 Act and applicable state securities or “blue sky” laws. The Grantee further understands that the Company has no obligation to cause or to refrain from causing the resale of any of the Common Shares issued under this Agreement or any other shares of its capital stock to be registered under the 1933 Act or to comply with any exemption under the 1933 Act which would permit the Common Shares issued under this Agreement to be sold or otherwise transferred by the Grantee;

E.                                    At the time of the exercise of the Stock Options, the Company or the Board may postpone the date of exercise until such time as the Company has available for delivery to the Grantee a prospectus meeting the requirements of all applicable securities laws, and no shares of Common Stock shall be issued or transferred upon the exercise of the Stock Options unless and until all legal requirements applicable to the issuance or transfer of shares of Common Stock have been complied with to the satisfaction of the Company; and

F.                                     The Grantee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the shares acquired hereunder such legends referring to the foregoing restrictions and any other applicable restrictions, as it may deem appropriate; and

G.                                   The Grantee has the legal right and capacity to enter into this Agreement and fully understands the terms and conditions of this Agreement..

11.                               Notices. Any notice required or permitted hereunder shall be deemed given only when delivered personally or when deposited in a U.S. Post Office as certified mail, postage prepaid, addressed, as appropriate, if to the Grantee, at such address as the Company shall maintain for the Grantee in its personnel records or such other address as he may designate in writing to the Company, and if to the Company, at Navig8 Crude Tankers Inc, c/o

Navig8 Europe Limited, 2nd Floor, Kinnaird House, 1 Pall Mall East, London SW1Y 5AU, Attention: Secretary, Email: daniel@navig8group.com, Facsimile: +44-207-467-5867 or such other address as the Company may designate in writing to the Grantee.

12.                               Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no manner be construed to be a waiver of such provision or of any other provision hereof.

13.                               Board Discretion, Recusal, Delegation and Determinations. The Board is hereby authorized to establish any rules and regulations as it deems necessary for the proper administration of the Stock Options and this Agreement and to make such determinations and interpretations and to take such action in connection with the Stock Options and this Agreement as it deems necessary or advisable. Without limiting the generality of the foregoing, the Board may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of this Agreement, accelerate the exercisability of the Stock Options, extend the term or period of exercisability of the Stock Options, waive any terms or conditions applicable to the Stock Options or correct any defect, supply any omission and reconcile any inconsistency in this Award Agreement. No member of the Board or any delegate of the Board and no officer or employee of the Company or any Affiliate (such Persons, a “Covered Person”) shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member, officer or employee or by any agent to whom duties in connection with the administration of this Agreement have been delegated. The Company shall indemnify each Covered Person and any agent of the Board who is an employee of the Company or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Stock Options and this Agreement, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

At no time shall the Grantee participate in respect of any decision or determination by the Board in respect of the Stock Options and/or this Agreement, and the Grantee shall recuse himself from all such decisions and determinations.

Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or any charter, by-laws or other agreement governing the Board, the Board may delegate all or any part of its responsibilities under this Agreement to any person(s) selected by it. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, any delegate appointed under this Section 13 shall serve in such capacity at the pleasure of the Board.

Unless otherwise expressly provided in this Agreement, all designations, determinations, interpretations and other decisions under or with respect to the Stock Options and this Agreement shall be within the sole discretion of the Board (or its permissible delegate, as applicable), may be made at any time and shall be final, conclusive and binding upon all persons.

14.                               Amendment and Termination of the Agreement. This Agreement may be amended by the Board, provided that no amendment to this Agreement (other than an amendment in accordance with Sections 6, 7 or 10 of this Agreement) shall materially impair any rights or materially increase any obligations under this Agreement without the consent of the Grantee

15.                               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. This Agreement shall expire if it is not signed by the Grantee and returned to the Company within 120 days of the Agreement Date.

16.                               Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Grantee, his executors, administrators, personal representatives and heirs. In the event that any part of this Agreement shall be held to be invalid or unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid portions were not a part hereof.

17.                               Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect to such subject matter.

18.                               Governing Law. The Option Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

19.                               Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of this Agreement may not be amended by the Board to (a) reduce the Exercise Price of the Stock Options or (b) cancel the Stock Options in exchange for cash, other awards or stock options with an exercise price that is less than the Exercise Price of the Stock Options, in each case without stockholder approval.

20.                               Rights as a Shareholder. The Grantee shall have no rights as a shareholder with respect to any shares of Common Stock covered by the Stock Options until the issuance, either in certificated or book-entry form, of the applicable shares following a valid exercise of the Stock Options under this Agreement, which shall be registered on the Company’s stock transfer books in the name of the Grantee. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such shares of Common Stock are so issued, except as provided in Section 6 of this Agreement.

21.                               Headings. Headings contained herein are for the purpose of convenience only and shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the Company has executed this Agreement on the date and year first above written.

NAVIG8 CRUDE TANKERS INC

/s/ Nicolas Busch
Nicolas Busch
President

The undersigned hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.

/s/ L. Spencer Wells
L. Spencer Wells

Dated:	7/15/14

AMENDMENT AND NOVATION AGREEMENT

TO STOCK OPTION GRANT AGREEMENT

This amendment and novation agreement (this “Agreement”) is made and entered into on 7th May 2015 by and among Navig8 Crude Tankers Inc (the “Company”), General Maritime Corporation (to be renamed Gener8 Maritime, Inc.) (“Gener8”) and L. Spencer Wells (the “Grantee”) (each a “Party”, and together the “Parties”).

WHEREAS, on February 24, 2015, the Company, Gener8, Gener8 Maritime Acquisition, Inc. (“Merger Sub”), and each of the equityholders’ representatives named therein entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which it is intended that Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Gener8, and that upon consummation of the transactions contemplated by the Merger Agreement (the “Merger”), Gener8 will change its name to Gener8 Maritime, Inc.

WHEREAS, the Merger is intended to be consummated on 7 May 2015 by the filing with the Registrar of Corporations of the Republic of the Marshall Islands, articles of merger executed in accordance with the relevant provisions of the Business Corporations Act, as amended, of the Marshall Islands.

WHEREAS, pursuant to Section 3.1(b) of the Merger Agreement the Company and the Grantee wish to enter into an amendment and novation of the Stock Option Grant Agreement dated as of 8th July 2014 by and between the Company and the Grantee (the “Option Grant”) to make certain amendments to the Option Grant to reflect the Merger and so that Gener8 shall be a party to the Option Grant (as amended and novated by this Agreement) and shall be entitled to all rights, must perform all obligations and be bound by the terms thereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to amend and novate the Option Grant as follows:

1.                                      Amendment

Upon the consummation of the Merger (the “Effective Time”), the Option Grant shall be amended (and save where the context otherwise requires, any reference to the Option Grant in the remainder of this Agreement and elsewhere shall be read and construed as reference to the Option Grant as amended and novated by this Agreement) such that:

a.              Any reference in the Option Grant and this Agreement to “Stock Options” shall, as of the Effective Time, cease to represent an option to acquire shares of the Company’s common stock, par value $0.01 (the “Company Common Stock”) and shall be converted, as of the Effective Time, into an option to acquire that number of shares of Gener8’s common stock (“Parent Common Stock”) equal to the product obtained by multiplying (i) the number of shares of Company Common Stock subject to the Option Grant immediately prior to the Effective Time by (ii) the Exchange Ratio, at an exercise price per share equal to the quotient obtained by dividing (A) the per share exercise price specified in the Option Grant immediately prior to the Effective Time by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Option Grant will be determined in a manner consistent with the requirements of Section 409A of the Code. The terms “Exchange Ratio” and “Code” as used herein shall have the meanings set forth in the Merger Agreement.

b.              Notwithstanding anything to the contrary set forth in the Option Grant or as a result of the consummation of the Merger and any changes in the Grantee’s position on the board of directors in connection therewith, the Stock Options, subject to the terms and conditions of the Option Grant as amended and novated in this Agreement, shall immediately vest and shall be exercisable by the Grantee at any time on or prior to July 8, 2017.

2.                                      Novation

With immediate effect from the Effective Time, Gener8 shall be a party to the Option Grant (as amended and novated by this Agreement) and shall be entitled to all rights, must perform all obligations and be bound by the terms thereof.

3.                                      Accredited Investor

The Grantee (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the Option Grant and this Agreement, (b) has a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks in relation to the Option Grant and this Agreement, and (c) qualifies as an “accredited investor” under Rule 501(a)(5) or (6) under the Securities Act of 1933, as amended.

4.                                      Governing Law

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to principles and provisions thereof relating to conflict or choice of laws.

5.                                      Counterparts

This Agreement may be executed in counterparts, each of which shall constitute an original but all of which taken together shall constitute a single contract.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their authorised representatives on the day and year first above written

Signed by Daniel Chu	)
For and on behalf of	)	/s/ Daniel Chu
NAVIG8 CRUDE TANKERS INC	)

Signed by	)
L. SPENCER WELLS	)	/s/ L. Spencer Wells

Signed by Leonidas Vrondissis	)
For and on behalf of	)	/s/ Leonidas Vrondissis
GENERAL MARITIME CORPORATION	)

[Signature Page to Option Grant Amendment]